UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2023

LOGITECH INTERNATIONAL S.A.
(Exact name of registrant as specified in its charter)

Canton of Vaud,	Switzerland	0-29174	None
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

Logitech International S.A.
EPFL - Quartier de l'Innovation
Daniel Borel Innovation Center
1015 Lausanne, Switzerland
c/o Logitech Inc.
3930 North First Street
San Jose,	California	95134
(Address of principal executive offices and zip code)

(510)	795-8500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Registered Shares	LOGN	SIX Swiss Exchange
Registered Shares	LOGI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Interim Chief Executive Officer

On June 13, 2023, Logitech International S.A. (“Logitech”) filed a Current Report on Form 8-K that reported that Guy Gecht was appointed as Interim Chief Executive Officer, effective as of June 13, 2023.

Compensatory Arrangements for Interim Chief Executive Officer

On June 30, 2023, in addition to Mr. Gecht’s existing compensation as a member of Logitech’s board of directors (the “Board”), the compensation committee of the Board (the “Compensation Committee'') approved the following compensation described below for Mr. Gecht in connection with his appointment as Interim Chief Executive Officer (“Interim CEO”):

•Cash payments equal to $1,000,000 per year in the aggregate (the “base salary”), starting June 13, 2023 and to be paid bi-weekly so long as Mr. Gecht continues to serve as Logitech’s Interim CEO and to be discontinued when Mr. Gecht ceases to serve as Logitech’s Interim CEO.

•Annual cash target bonus opportunity set at 125% of Mr. Gecht’s base salary, prorated for Mr. Gecht’s term of service as Interim CEO, and with the actual bonus award being determined in accordance with the terms and conditions of the Logitech Management Performance Bonus Plan, at the regular time of such determination after the relevant fiscal year.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Logitech International S.A.

	By:	/s/ Charles Boynton

Charles Boynton
Chief Financial Officer

	By:	/s/ Samantha Harnett

Samantha Harnett
Chief Legal Officer
June 30, 2023